The Target Portfolio Trust
Semi-Annual period ending January 31, 2015
File number 811-07064


SUB-ITEM 77-C

Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)

At the special meeting of shareholders held on November 26, 2014, shareholders of The Target Portfolio Trust, which is comprised of Target Large-Capitalization Growth Portfolio, Target Large-Capitalization Value Portfolio, Target Small-Capitalization Growth Portfolio, Target Small-Capitalization Value Portfolio, Target International Equity Portfolio, Target Total Return Bond Portfolio, and Target Mortgage-Backed Securities Portfolio (collectively, the "Funds"), approved the following proposal. Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;
                      SHARES VOTED      % OF VOTED    % OF TOTAL
FOR                  92,911,267.482      98.105%        45.406%
WITHHELD              1,794,753.411       1.895%         0.877%

 (b) Kevin J. Bannon;
                      SHARES VOTED      % OF VOTED    % OF TOTAL
FOR                 92,961,906.741         98.159%       45.431%
WITHHELD             1,744,114.152          1.841%        0.852%

(c) Linda W. Bynoe;
                      SHARES VOTED      % OF VOTED    % OF TOTAL
FOR                 92,933,203.946         98.129%       45.417%
WITHHELD             1,772,816.947          1.871%        0.866%

(d) Keith F. Hartstein;
                      SHARES VOTED      % OF VOTED    % OF TOTAL
FOR                 92,952,440.401         98.149%       45.427%
WITHHELD             1,753,580.492          1.851%        0.856%

(e) Michael S. Hyland;
                      SHARES VOTED      % OF VOTED     % OF TOTAL
FOR                 92,940,348.501         98.136%        45.421%
WITHHELD             1,765,672.392          1.864%         0.862%

(f) Stephen P. Munn;
                      SHARES VOTED       % OF VOTED     % OF TOTAL
FOR                 92,936,730.283          98.132%        45.419%
WITHHELD               1,769,290.610        1.868%         0.864%

(g) James E. Quinn;
                       SHARES VOTED     % OF VOTED     % OF TOTAL
FOR                 92,945,803.844         98.142%        45.423%
WITHHELD             1,760,217.049          1.858%         0.860%

(h) Richard A. Redeker;
                       SHARES VOTED    % OF VOTED      % OF TOTAL
FOR                 92,896,436.160        98.090%         45.399%
WITHHELD             1,809,584.733         1.910%          0.884%

(i) Stephen G. Stoneburn;
                       SHARES VOTED    % OF VOTED      % OF TOTAL
FOR                 92,936,583.687        98.132%         45.419%
WITHHELD             1,769,437.206         1.868%          0.864%

(j) Stuart S. Parker;
                       SHARES VOTED    % OF VOTED      % OF TOTAL
FOR                  92,941,014.042      98.137%          45.421%
WITHHELD              1,765,006.851       1.863%           0.862%

(k) Scott E. Benjamin; and
                       SHARES VOTED    % OF VOTED      % OF TOTAL
FOR                  92,952,982.859       98.149%         45.427%
WITHHELD              1,753,038.034        1.851%          0.856%

(l) Grace C. Torres.
                       SHARES VOTED      % OF VOTED       % OF TOTAL
FOR                   92,905,211.151        98.099%          45.403%
WITHHELD               1,800,809.742         1.901%           0.880%


At the special meeting of shareholders held on December 3, 2014, shareholders of the Target Intermediate Term Bond Portfolio (the "Fund") approved the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                       SHARES VOTED       % OF VOTED        % OF TOTAL
FOR                   5,685,885.257          68.479%           46.629%
AGAINST                348,265.489           4.195%            2.856%
ABSTAIN                446,126.516           5.373%            3.658%
BROKER NON-VOTE      1,822,853.796          21.953%           14.949%

TOTAL                8,303,131.058         100.000%           68.092%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                      SHARES VOTED        % OF VOTED         % OF TOTAL
FOR                  5,585,325.600           67.268%            45.804%
AGAINST                441,544.723            5.318%             3.621%
ABSTAIN                453,406.939            5.461%             3.718%
BROKER NON-VOTE      1,822,853.796           21.953%            14.949%

TOTAL                8,303,131.058          100.000%            68.092%


The special meetings of shareholders of the Target International Equity Portfolio (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, February 9, 2015, March 6, 2015, and April 6, 2015 to permit further solicitation of proxies on the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval; and

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


The special meeting of shareholders of the Target Large-Capitalization Growth Portfolio (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                        SHARES VOTED         % OF VOTED       % OF TOTAL
FOR                    1,925,128.244            37.864%          13.056%
AGAINST                 128,510.059            2.528%             0.871%
ABSTAIN                  94,921.216             1.867%            0.644%
BROKER NON-VOTE       2,935,778.644            57.741%           19.909%

TOTAL                 5,084,338.163            100.000%          34.480%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                       SHARES VOTED           % OF VOTED      % OF TOTAL
FOR                   1,838,973.489              36.170%         12.471%
AGAINST                 209,557.219               4.122%          1.421%
ABSTAIN                 100,028.811               1.967%          0.678%
BROKER NON-VOTE       2,935,778.644              57.741%         19.910%

TOTAL                 5,084,338.163             100.000%         34.480%


The special meeting of shareholders of the Target Large-Capitalization Value Portfolio (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                        SHARES VOTED           % OF VOTE     % OF TOTAL
FOR                    2,460,573.017            39.038%         13.339%
AGAINST                  168,734.233             2.677%          0.915%
ABSTAIN                  118,983.967             1.887%          0.645%
BROKER NON-VOTE        3,554,870.102            56.398%         19.271%

TOTAL                  6,303,161.319            100.000%        34.170%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                     SHARES VOTED            % OF VOTED       % OF TOTAL
FOR                 2,374,903.505               37.678%          12.875%
AGAINST               254,677.346                4.041%           1.381%
ABSTAIN               118,710.366                1.883%           0.643%
BROKER NON-VOTE     3,554,870.102               56.398%          19.271%

TOTAL              6,303,161.319              100.000%           34.170%


At the special meeting of shareholders held on November 26, 2014, shareholders of the Target Mortgage-Backed Securities Portfolio (the "Fund") approved the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                     SHARES VOTED             % OF VOTED      % OF TOTAL

FOR                 2,614,992.241                64.486%         64.113%
AGAINST                19,467.329                 0.481%          0.477%
ABSTAIN                30,065.335                 0.741%          0.737%
BROKER NON-VOTE     1,390,610.821                34.292%         34.095%

TOTAL               4,055,135.726               100.000%         99.422%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                     SHARES VOTED               % OF VOTED     % OF TOTAL
FOR                 2,601,904.349                  64.164%        63.793%
AGAINST                35.255.966                   0.870%         0.864%
ABSTAIN                27,364.590                   0.674%         0.671%
BROKER NON-VOTE     1,390,610.821                  34.292%        34.094%

TOTAL               4,055,135.726                 100.000%        99.422%


The special meeting of shareholders of the Target Small-Capitalization
 Growth Portfolio (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, and February 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on February 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                     SHARES VOTED            % OF VOTED      % OF TOTAL
FOR                 1,008,251.128              34.684%          11.277%
AGAINST                77,810.744               2.677%           0.870%
ABSTAIN                45,824.205               1.576%           0.512%
BROKER NON-VOTE     1,775,100.689               61.063%         19.853%

TOTAL               2,906,986.766              100.000%         32.512%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                     SHARES VOTED             % OF VOTED     % OF TOTAL
FOR                   964,082.872                33.165%        10.782%
AGAINST               120,960.828                 4.161%         1.353%
ABSTAIN                46,842.377                 1.611%         0.524%
BROKER NON-VOTE     1,775,100.689                61.063%        19.853%

TOTAL               2,906,986.766               100.000%        32.512%


At the special meeting of shareholders held on November 26, 2014, shareholders of the Target Small-Capitalization Value Portfolio (the "Fund") approved the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                     SHARES VOTED           % OF VOTED      % OF TOTAL
FOR                26,306,917.506              70.651%       36.186%
AGAINST             2,657,545.277               7.137%        3.655%
ABSTAIN               321,359.262               0.863%        0.442%
BROKER NON-VOTE     7,949,653.977              21.349%       10.935%

TOTAL              37,235,476.022             100.000%       51.218%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                     SHARES VOTED         % OF VOTED      % OF TOTAL
FOR                25,525,858.157           68.553%         35.112%
AGAINST             3,407,763.187            9.152%          4.687%
ABSTAIN               352,201.951            0.946%          0.484%
BROKER NON-VOTE     7,949,652.727           21.349%         10.935%

TOTAL              37,235,476.022          100.000%         51.218%


The special meetings of shareholders of the Target Total Return Bond Portfolio (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, January 9, 2015, February 9, 2015, March 6, 2015, and April 6, 2015 to permit further solicitation of proxies on the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval; and

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.